EXHIBIT 23.1

                            Braverman & Company, P.C.
                            22701 North Black Canyon
                                   Highway B1
                                Phoenix, AZ 85027
                           (520) 771-1122 (telephone)
                              (520) 777-8378 (fax)


                                November 9, 2001


To Whom It May Concern:

We consent to incorporation by reference, in the Registration Statement of Armitec, Inc., on Form S-8 relating to various consulting agreements, of our report dated April 23, 2001, relating to the financial statements of Armitec, Inc., as of December 31, 2000, included in the Armitec, Inc., Form 10-KSB.



/s/ Braverman & Company, P.C.
-----------------------------
Braverman & Company, P.C.
Prescott, Arizona
November 6, 2001